EXHIBIT 23.7

                  CONSENT OF PROFESSIONAL BANK SERVICES, INC.

In connection with the proposed merger of First Franklin Bancshares, Inc., Athens, Tennessee with Smokey Mountain Bancorp, Inc., Knoxville, Tennessee, the undersigned, acting as an independent financial analyst to the common shareholders of First Franklin Bancshares, Inc., hereby consents to the reference to our firm in the Joint Proxy Statement Prospectus and to the inclusion of our fairness opinion as an Appendix to the Joint Proxy Statement Prospectus.

                                          /s/ PROFESSIONAL BANK SERVICES, INC.
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April 22, 1998                            PROFESSIONAL BANK SERVICES, INC.